EXHIBIT 10.4

Westmoreland Resource Partners, LP
Amended and Restated Long-Term Incentive Plan

Award Agreement for Grant of Phantom Units to Non-Employee Director

Grantee:     [DIRECTOR]_______
Grant Date:     March 2, 2015
Vesting Date: March 2, 2016

1.
Grant of Phantom Units. Effective on the Grant Date set forth above, Westmoreland Resource Partners, LP (“Westmoreland LP”) hereby grants to you as Grantee _____ [NUMBER] Phantom Units under the Amended and Restated Long-Term Incentive Plan of Westmoreland LP (the “Plan”) on the terms and conditions set forth in this Award Agreement for Grant of Phantom Units to Non-Employee Director (this “Agreement”) and in the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise. This grant is made to you in consideration of your future service as a non-employee director of Westmoreland LP’s general partner (a “Westmoreland LP Director”).

2.
Vesting. The Phantom Units granted hereunder shall vest in full on the Vesting Date if you are continuing to serve as a Westmoreland LP Director on such Vesting Date. If and at such time as you cease to serve as a Westmoreland LP Director prior to the Vesting Date, the Phantom Units granted hereunder automatically shall be forfeited without any rights thereto on your part.

3.
Issuance of Common Units Following Vesting. As soon as administratively practicable after the vesting of the Phantom Units, Westmoreland LP shall cause that number of the Common Units of the Company (“Common Units”) equal to the number of Phantom Units awarded hereunder to be issued to you in book-entry form.

4.
Transfer Limitations. All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

5.
Partnership Agreement Provisions. Upon the issuance of the Common Units to you, you shall be subject to those terms and conditions of the Fourth Amended and Restated Agreement of Limited Partnership of Westmoreland Resource Partners, LP dated December 31, 2014, as amended from time to time (the “Partnership Agreement”), that are applicable to a limited partner owning Common Units.

6.
Restrictions. By accepting this grant, you agree that any Common Units that you may acquire upon issuance of the Common Units pursuant hereto shall not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You also agree that (a) any Common Units issued to you hereunder may bear such restrictions as Westmoreland LP deems appropriate in order to assure compliance with applicable securities laws, (b) Westmoreland

LP may refuse to register the transfer of any Common Units issued to you hereunder on the transfer records of Westmoreland LP if such proposed transfer would in the opinion of counsel satisfactory to Westmoreland LP constitute a violation of any applicable securities law, and (c) Westmoreland LP may give related instructions to its transfer agent, if any, to stop registration of the transfer of any Common Units issued to you hereunder.

7.
Rights as Unitholder. You shall have the right to vote and receive distributions on Common Units awarded hereunder and all of the other privileges of a unitholder of Westmoreland LP with respect to such Common Units only from the date of issuance to you of such Common Units in book-entry form in your name as provided herein.

8.
Insider Trading Policy. The terms of any insider trading policy with respect to Common Units are incorporated herein by reference. The timing of the issuance of any Common Units pursuant hereto shall be subject to and comply with such policy.

9.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of Westmoreland LP and upon any person lawfully claiming under you.

10.
Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all of the covenants, promises, representations, warranties and agreements between the parties with respect to the Phantom Units granted hereunder and any Common Units hereafter issued hereunder in accordance with the terms hereof.

11.	Modifications. Any modification of this Agreement shall be effective only if it is in writing and signed by both of the parties.

12.
Governing Law. This Agreement, the grant of Phantom Units made hereunder and the issuance of Common Units hereunder upon vesting of such Phantom Units shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

WESTMORELAND RESOURCE PARTNERS, LP
By Westmoreland Resources GP, LLC, its general
partner

By:
Name:
Title:

(Signature of Grantee)

[DIRECTOR]
(Name of Grantee)